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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-6(b) under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992
This filing consists of a joint communication by Ameritrade Holding Corporation and TD Waterhouse Group, Inc. to associates of Ameritrade and TD Waterhouse on December 5, 2005.

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

TD Ameritrade Integration Planning Update
Issue No. 12
December 5, 2005
Definitive Proxy Statement and Special Shareholders Meeting
This morning, Ameritrade announced the filing of its definitive proxy statement with the Securities & Exchange Commission and the date of its special shareholder meeting — January 4, 2006. The definitive proxy statement is being mailed to Ameritrade shareholders, who will vote on approval of the transaction. The transaction is expected to close on or around January 24, 2006.
Special $6.00 Cash Dividend
Ameritrade will declare a special cash dividend of $6.00 per share payable on the closing of the proposed transaction. The Company expects the payable date for the special dividend to be on the closing date and the ex-dividend date (the date on and after which the stock trades without the right to receive the dividend) to be the first trading day following the payable date.
Business Unit Announcements
Last week, TD Waterhouse1 communicated operational, geographic, and staffing decisions to directly affected associates in:
•	Branches and Investment Centers
A high-level overview of the information communicated to this group is provided below. As always, please keep in mind these decisions are contingent on the close of the acquisition. Until that time, Ameritrade and TD Waterhouse must continue to operate as competitors.
Branches and Investment Centers
•	In keeping with our commitment to let affected associates know how they’re impacted first, we’ve spoken with affected associates in the branch locations we have decided to close or consolidate, as planned, after the closing of the transaction. We will communicate more about the branches in the near future.
•	Associates in TD Waterhouse’s Investment Centers learned that the Investment Centers will continue in the combined company.
Please watch for additional information in the coming weeks. As always, please continue to submit your questions and thoughts through Zoomerang.

[1]	Refers to TD Bank Financial Group’s U.S. brokerage business, TD Waterhouse Group, Inc.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements that involve risks and uncertainties. For example, statements regarding the completion of the proposed TD Waterhouse transaction, the expected date of declaration of the special dividend, the expected payable date of the special dividend, the expected date for closing of the proposed transaction, the expected date of the special shareholders meeting, the expected ex-dividend date, expected locations and operations of TD Ameritrade’s branches and Investment Centers following the closing and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated integration of TD Ameritrade; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q, as amended.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a definitive preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) with a filing date of December 5, 2005. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.